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PARAGRAPH A

     This is an agreement between the Acura Division, American Honda Motor Co., Inc. (American Honda) and S.A. Automotive, Ltd. (Dealer) a(n) Arizona Corporation doing business as SCOTTSDALE ACURA. By this agreement, which is made and entered into at Torrance, California, effective the __________ day of __________, 19___. American Honda gives to Dealer the nonexclusive right to sell and service Acura Products at the Dealership Location. It is the purpose of this Agreement, including the Acura Automobile Dealer Sales and Service Agreement Standard Provisions (Standard Provisions), which are incorporated herein by reference, to set forth the rights and obligations which Dealer will have as a retail seller of Acura Products. Achievement of the purposes of this Agreement is premised upon the mutual and continuing understanding and cooperation between American Honda and Dealer and the expressed intention of each to deal fairly with the consuming public.

     For consistency and clarity, terms which are used frequently in this Agreement have been defined in Article 12 of the Standard Provisions.

PARAGRAPH B

     American Honda grants to Dealer the nonexclusive right to buy Acura Products and to identify itself as an Acura dealer at the Dealership Location. Dealer assumes the obligations specified in this Agreement and agrees to sell and service effectively Acura Products within Dealer's Primary Market Area and to maintain premises satisfactory to American Honda.

PARAGRAPH C

     Dealer covenants and agrees that this Agreement is personal to Dealer, to the Dealer Owner, and to the Dealer Manager, and American Honda has entered into this Agreement based upon their particular qualifications and attributes and their continued ownership or participation in Dealership Operations. The parties therefore recognize that the ability of Dealer to perform this Agreement satisfactorily and the Agreement itself are both conditioned upon the continued active involvement in or ownership of Dealer by either:


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(1)      the following person(s) in the percentage(s) shown:


       Name               Address               Title       Percent of Ownership
-------------------- --------------------- ---------------- --------------------
UAG West, Inc.       1209 Orange St.        Holding Company         100%
                     Wilmington, DE 19801

Carl Spielvogel      720 Park Ave.          Chief Executive
                     New York, NY  10021     Officer

Steven Knappenberg   5325 N. 45th Place     Chairman
                     Phoenix, AZ 85018

George W. Brochick   6242 E. Laurel         President
                     Scottsdale, AZ 85254

(2) an individual personally owning an interest in Dealer of at least 25% and who has presented to American Honda a firm and binding contract giving to him the right and obligation of acquiring an ownership interest in Dealer in excess of 50% within five years of the commencement of Dealership Operations and being designated in that contract as Dealer operator.

PARAGRAPH D

     Dealer represents, and American Honda enters into this Agreement in reliance upon the representations, that George W. Brochick exercises the functions of Dealer Manager and is in complete charge of Dealership Operations with authority to make all decisions on behalf of Dealer with respect to Dealership Operations. Dealer agrees that there will be no change in Dealer Manager without the prior written approval of American Honda.

PARAGRAPH E

     American Honda has approved the following premise as the location(s) for the display of Acura Trademarks and for Dealership Operations.

New Car Showroom:             6825 E. McDowell Road, Scottsdale, Arizona 85257

Used Car Display:             6825 E. McDowell Road, Scottsdale, Arizona 85257

Sales and General Offices:    6825 E. McDowell Road, Scottsdale, Arizona 85257

Parts and Service Facilities: 6825 E. McDowell Road, Scottsdale, Arizona 85257

PARAGRAPH F

     There shall be no voluntary change or involuntary change, direct or indirect, in the legal or beneficial ownership or executive power or responsibility of Dealer for the Dealership Ownership, specified in Paragraphs C and D hereof, without the prior written approval of American Honda.


                                      -2-

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PARAGRAPH G

     Dealer agrees to maintain, solely with respect to the Dealership Operations, minimum net working capital of $451,134, minimum owner's equity of $535,614, and a line or lines of credit in the aggregate amount of $1,132,800 with banks or financial institutions approved by American Honda for use in connection with Dealer's purchases of and carrying of inventory of Acura Products, all of which American Honda and Dealer agree are required to enable Dealer to perform its obligations pursuant to this Agreement. If Dealer also carries on another business or sells other products, Dealer's total net working capital, owner's equity and lines of credit shall be increased by an appropriate amount.

PARAGRAPH H

     This Agreement is made for the period beginning __________________ and ending _____________________ unless sooner terminated. Continued dealings between American Honda and Dealer after the expiration of this Agreement shall not constitute a renewal of this Agreement for a term, but rather shall be on a day-to-day basis, unless a new agreement or a renewal of this Agreement is fully executed by both parties.

PARAGRAPH I

     This Agreement may not be varied, modified or amended except by an instrument in writing, signed by duly authorized officers of the parties, referring specifically to this Agreement and the provision being modified, varied or amended.

PARAGRAPH J

     Neither this Agreement, nor any part thereof or interest therein, may be transferred or assigned by Dealer, directly or indirectly, voluntarily or by operation of law, without the prior written consent of American Honda.



S.A. Automotive, Ltd.
dba  SCOTTSDALE ACURA                       By /s/ Carl Spielvogel
----------------------------------             ------------------------------
    (Corporate or Firm Name)                        (Dealer)



ACURA DIVISION
AMERICAN HONDA MOTOR CO., INC.

                                                            (Corporate Seal)

By: ____________________________


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ACURA AUTOMOBILE DEALER SALES AND SERVICE AGREEMENT

SCOTTSDALE ACURA, Dealer # 251188

Attachment to Paragraph C:

                                                                     Percent of
       Name               Address               Title                Ownership
-------------------- --------------------- ------------------------ ------------
Jay P. Beskind       6513 E. Paradise Lane      Vice President
                     Scottsdale, AZ 85254

Tamara Knappenberger 5325 N. 45th Place         Secretary
                     Phoenix, AZ 85018

Craig C. Lindsay     6223 E. Cactus Wren        Treasurer
                     Paradise Valley, AZ 85253

Stephen A. Savage    Two N. Central Ave., #2200 Assistant Secretary
                     Phoenix, AZ 85004


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